EXHIBIT 23.2

                      CONSENT OF STROOCK & STROOCK & LAVAN

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in this Registration Statement. In giving this consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

                                        STROOCK & STROOCK & LAVAN

August 7, 1996
New York, New York